Exhibit No. 32.1
 Form 10-K/A
 Millennia, Inc.
 File No. 000-16974
     Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Millennia, Inc. (the Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report”), I, John Bryant, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name	Office	Date

/s/ John Bryant	President, Chief Executive	February 23, 2011
John Bryant	Officer and Director
and Principal Financial
/s/ Stanley Wright StanleyWright	Principal Financial and Accounting Officer	February 23, 2011

A signed original of this written statement required by Section 906 has been provided to Millennia, Inc. and will be retained by Millennia, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.